Exhibit 3.1

AMENDED AND RESTATED BY-LAWS
OF
BANK OF HAWAII CORPORATION, a Delaware Corporation

(As Amended January 25, 2008)

ARTICLE I

Stockholders

Section 1.1             Annual Meetings.  An annual meeting of stockholders shall be held for the election of directors at such date, time and place, either within or without the State of Hawaii, as may be designated by resolution of the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting.

Section 1.2             Special Meetings.  Special meetings of stockholders may be called only in accordance with ARTICLE VIII of the Certificate of Incorporation of the corporation.

Section 1.3             Notice of Meetings.  Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given that shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the certificate of incorporation or these by-laws, the notice of any meeting shall be given not less than ten or more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage pre-paid, directed to the stockholder at his address as it appears on the records of the corporation.

Section 1.4             Adjournments.  Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjournment meeting, notice of the adjournment meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 1.5             Quorum.  Except as otherwise provided by law, the certificate of incorporation of these by-laws, at each meeting of stockholders the presence in person or by proxy of the holders of one-third of the shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. In the absence of a quorum, the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided in section 1.4 of these by-laws until a quorum shall attend.

Section 1.6             Organization.  Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the President, or in his absence by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designated by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting. The chairman of the meeting shall announce at the meeting of stockholders the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote.

Section 1.7             Voting; Proxies.  Except as otherwise provided by the certificate of incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by him which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders may authorize another person nor persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary of the corporation. Voting at meetings of stockholder need not be by written ballot. At all meetings of stockholders for the election of directors and plurality of the votes cast shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by law, the certificate of incorporation or these by-laws, be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock which are present in person or by proxy and entitled to vote thereon.

Section 1.8             Fixing Date for Determination of Stockholder of Record.  In order that the corporation may determine the shareholder entitled to notice of or vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty nor less than ten days before the date of such meeting; and (2) in the case of any other action, shall not be more than sixty days prior to such other action.

If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (2) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board o€ Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjournment meeting.

Section 1.9             List of Stockholders Entitled to Vote.  The Secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either on a reasonable accessible electronic network or during ordinary business hours, at the principal place of business.  If the meeting is held at a place, then the list shall also be produced and kept at the place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.  The stock ledger shall be the only evidence as to who are the stockholder entitled to examine the stock ledger, the list of stockholders or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 1.10           Inspectors of Election.  The corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is ale to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspecto5rs to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability.

The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

Section 1.11           Conduct of Meetings.  The Board of Directors of the corporation may adopt by resolution such rules and regulation s for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meetings of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following:(i) the establishment of an agenda or order of business for the meeting: (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholder of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determined; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedures.

Section 1.12           Notice of Business and Nominations.  To be properly brought before any stockholders’ meeting, business and nominations of persons for election to the Board of Directors of the corporation must be (a) specified in the notice of meeting given by or at the direction of the Chairman of the Board or the President or a majority of the whole Board of Directors, (b) otherwise properly brought before such meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before such meeting by a stockholder or stockholders who was a stockholder or were stockholders, respectively, of record at the time of giving notice provided for this By-Law, who is entitled to vote for the election of Directors at such meeting and who complies with the notice procedures set forth in this By-Law.

For business to be properly brought before any stockholders’ meeting by a stockholder or stockholders, the stockholder or stockholders must have given timely notice thereof in writing to the Secretary of the corporation and such business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s or stockholders’ notice shall be delivered to or received at the principal executive office of the corporation not later than eighty (80) days not earlier than ninety (90) days prior to (a) in the case of a special meeting called by such stockholder or stockholders, the date the stockholder has, or the stockholders have, as applicable, selected for such special meeting, and (b) in the case of an annual meeting, the first anniversary of the preceding year’s annual meeting, provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by such stockholder or stockholders to be timely must be so received by the Secretary of the corporation (i) not later than the close of business on the later of the eightieth (80th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such annual meeting is first made by the corporation and (ii) not earner than the ninetieth (90th) day prior to such annual meeting. In the event that the number of directors o be elected to the Board of Directors of the corporation is increased and there is no public announcement by the corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least ninety (90) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s or stockholders notice required by this By-Law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth (‘(0th) day following the day on which such public announcement is first made by the corporation. In the event the corporation calls a special meeting on stockholder for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the corporation’s notice of meeting, if the stockholder’s notice required by this By-Law shall be delivered to the Secretary at the principal executive offices of the corporation (i) not later than the close of business on the later of the eightieth (80th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting and (ii) not earlier than the close of business on the ninetieth (90th) day prior to such special meeting. In no event shall the public announcement of an adjournment of a meeting commence a new time period for the giving of a stockholder’s notice as described above.

A stockholder’s notice to the Secretary of the corporation shall set forth as to each matter that the stockholder proposes to bring before such meeting (a) as to each person whom the stockholder proposes no nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 14a-11 thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before such meeting and the reasons for conducting such business at such meeting of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the stockholder giving the notice and the beneficial owner, if any of whose behalf such nomination or proposal of business i9s made (i) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner, (ii) the class and number of shares of the securities of the corporation that are beneficially owned by such stockholder and such beneficial owner, and (d) any material interest of such stockholder and such beneficial owner in such nomination and such business.

Only such persons who are nominated in accordance with the procedures set forth in this By-Law shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this By Law. Except as otherwise provided by law, the Chairman of the meeting shall, if the facts warrant. determine and declare to the meeting that the nomination or business that the stockholder proposes to bring before such meeting was not properly brought before such meeting in accordance with he foregoing procedure, and if he should so determine, he shall so declare to the meeting, and the defective proposal or nomination shall be disregarded.

For purposes of this By-Law:

(a)           “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(b)calculating the number of days elapsed between (a) the data on which a notice is given and (b) (i) the date on which a special meeting is to be held, (ii) the date that is the anniversary of an annual meeting, or (iii) the date that is the tenth (10th) day following the day on which public announcement of the date of an annual meeting is first made, shall be inclusive of dates between which such calculation is made.

Notwithstanding the foregoing provisions of this By-Law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-Law. Nothing in this By-Law shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant of Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of preferred sock to elect directors under specified circumstances.

ARTICLE II

Board of Directors

Section 2.1             Number: Qualifications.     The number of members of the Board of Directors shall be determined by reference to ARTICLE VII of the Certificate of Incorporation. Directors need not be stockholders. No member of the board shall be eligible for election or reelection as a member of the Board of Directors after his or her 75th birthday and no member shall continue in office past the date of the annual meeting of the stockholders that is held subsequent to his or her 75th birthday.

Section 2.2             Election: Resignation: Vacancies.  The Board of Directors shall initially consist of the persons named by the incorporator, and each director so elected shall hold office until the first annual meeting of stockholders or until his successor is elected and qualified. At the first annual meeting of stockholders and at each annual meeting thereafter, the stockholders shall elect directors in accordance with ARTICLE VII of the Certificate of Incorporation of the corporation and each director so elected shall hold office for a term of three years or until his successor is elected and qualified. Any director may resign at any time upon written notice to the corporation. Any newly created directorship or vacancy occurring in the Board of Directors for any cause shall be filed in accordance with ARTICLE VII of the Certificate of Incorporation of the corporation.

Section 2.3             Regular Meetings.  Regular meetings of the Board of Directors may be held at such places within or without the State of Hawaii and at such times as the Board of Directors may from time to time determine, and if so determined notices thereof need not be given.

Section 2.4             Special Meetings.  Special meetings of the Board of Directors may be held at any time or place within or without the State of Hawaii whenever called by the President, any Vice Chair, any Vice President, the Secretary, or by any member of the Board of Directors. Notice of a special meeting of the Board of Directors shall be given by the person or persons calling the meeting at least twenty-four hours before the special meeting.

Section 2.5             Telephonic Meetings Permitted,  Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this By-Law shall constitute presence in person at such meeting.

Section 2.6             Quorum: Vote Required for Action.  At all meetings of the Board of Directors a majority of the whole Board of Directors shall constitute a quorum for the transaction of business. Except in cases in which the Certificate of Incorporation or these By Laws otherwise provide, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 2.7             Organization.  Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the President, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.8             Informal Action by Directors.  Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors of such committee.

ARTICLE III

Committees

Section 3.1             Committees.  The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member of any meeting of the committee. In the absence or disqualification of a member the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the power and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to e affixed to all papers which may require it.

Section 3.2             Committee Rules.  Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these By-Laws.

ARTICLE IV

Officers

Section 4.1             Executive Officers: Election; Qualifications: Term of Office: Resignation; Removal, Vacancies.  The principal officers of the corporation shall consist of a Chairman of the Board, a President, one or more Vice Chair, one or more Vice Presidents, one or more of whom may be designated as an Executive Vice President and one or more of whom may be designated as a Senior Vice President, a Treasurer and a Secretary. The Board of Directors may also choose one or more Assistant Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers. Each such officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his election, and until his successor is elected and qualified or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the corporation. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the corporation. Any number of offices may be held by the same person. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise may be filed for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

Section 4.2             Chairman of the Board.  The Chairman shall preside at all meetings of the stockholders and the Board of Directors at which he is present, and shall perform such other duties and have such other powers as the Board of Directors may prescribe.

Section 4.3             President.  The President shall preside at all meetings of the Board of Directors and of the stockholders at which the Chairman is absent, provided that the President may not preside at any such meeting of the Board of Directors if such person is not a director. Subject to the control of the Board of Directors, the President shall have general charge and care of the business and property of the corporation, shall appoint and discharge employees and agents of the corporation and determine their compensation and shall do and perform such additional duties as shall be prescribed by the Board of Directors. When authorized by the Board of Directors so to do, he may delegate to one of the Vice Presidents the whole or any part of the general management and care of the business and property of the corporation including the employment and discharge of agents and employees.

Section 4.4             Vice Chairs.  It shall be the duty of the Vice Chairs, in the order determined by the Board of Directors, to assume and perform the duties of the President in the absence or disability of the President or whenever the office or President is vacant. Each Vice Chair shall do and perform such additional duties as shall be prescribed by the Board of Directors.

Section 4.5             Vice Presidents.  It shall be the duty of the Vice Presidents, in the order determined by the Board of Directors, to assume and perform the duties of the Vice Chairs in the absence or disability of any of the Vice Chairs or whenever the office of one or more of the Vice Chairs is vacant. Each Vice President shall do and perform such additional duties as shall be prescribed by the Board of Directors.

Section 4.6             Treasurer.  The Treasurer shall be the financial and accounting officer of the corporation. The Treasurer shall have custody of all moneys, valuable papers and documents of the corporation, shall keep the same for safekeeping in such depositories as may be designated by the Board of Directors and shall expend the funds of the corporation as directed by the Board of Directors. He shall keep or cause to be kept a book or books setting forth true record of the receipts and expenditures, assets and liabilities, losses and gains of the corporation and shall, when and as required by the Board of Directors, render a statement of the financial condition of the corporation. He shall also do and perform such additional duties as shall be prescribed by the Board of Directors. In the absence or disability of the Treasurer, his duties shall be performed by the Secretary or by an Assistant Treasurer.

Section 4.7             Secretary.  The Secretary shall be ex officio secretary of the Board of Directors, shall give or cause to be given all required notices of meetings of the stockholders and directors, shall record the proceedings of meetings of the stockholders and directors in a book or books to be kept for that purpose, and shall perform such other duties as may be assigned to him from time to time by the Board of Directors and by the President. In the absence or disability of the Secretary, his duties shall be performed by the Treasurer or by an Assistant Secretary.

Section 4.8             Powers and Duties of Executive Officers.  The officers of the corporation shall have such powers and duties in the management of the corporation as may be prescribed in a resolution by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Board of Directors may require any officer, agent, or employee to give security for the faithful performance of his duties.

Section 4.9             Stock in Other Corporation.  Unless the Board of Directors otherwise directs with respect to any meeting or meetings of stockholder of any corporation shares of the stock of which are owned by this corporation, whether or not such corporation is a subsidiary of the corporation, the Chairman of the Board or the President or any Vice Chair or Vice President designated by the Board of Directors, the Chairman of the Board or the President shall have full authority to attend any meeting of the stockholders of any such corporation and to vote at such meeting the shares of stock of such corporation owned by this corporation; and the Chairman of the Board or the President or any such Vice Chair or Vice President shall have full authority to execute on behalf of this corporation any proxy authorizing any other person or persons to vote the shares of stock of any such corporation owned by this corporation at any meeting or meetings of the stockholders of such corporation; and the Chairman of the Board or the President or any such Vice Chair or Vice President, or any such person authorized to act on behalf of the corporation by any proxy executed by any of the foregoing director or officers of the corporation, shall have full authority to consent in writing, in the name of the corporation as owner of shares of stock of any such corporation, to any action by such other corporation, and may execute or cause to be executed in the name and on behalf of the corporation and under its corporate seal or otherwise, all such written proxies and other instruments as the Chairman of the Board, the President, such Vice Chair or such Vice President, or such authorized person, as applicable, may deem necessary or proper in the premises.

ARTICLE V

Stock

Section 5.1             Certificates.  Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the corporation by the Chairman or Vice Chairman of the Board of Directors, if any, or the President, a Vice Chair or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the corporation certifying the number of shares owned by him in the corporation. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

Section 5.2             Lost Stolen or Destroyed Stock Certificates: Issuance or New Certificates.  The corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen, or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of such a new certificate.

ARTICLE VI

Indemnification

Section 6.1             Right to Indemnification.  The corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise, limited liability company or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorney’s fees) reasonably incurred by such person. The corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors of the corporation.

Section 6.2             Prepayment of Expenses.  The corporation shall pay the expenses (including attorneys’ fees) incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this Article or otherwise.

Section 6.3             Claims.  If a claim for indemnification or payment of expenses under this Article is not paid in full within sixth days after a written claim therefore has been received by the corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

Section 6.4             Nonexclusively of Rights.  The rights conferred on any person by this Article VII shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these By-Laws, agreement, vote of stockholder or disinterested directors or otherwise.

Section 6.5             Other Indemnification.  The corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise, limited liability company or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise, limited liability company or nonprofit enterprise.

Section 6.6             Amendment or Repeal.  Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE VII

Miscellaneous

Section 7.1             Fiscal Year.  The fiscal year of the corporation shall be determined by resolution of the Board of Directors.

Section 7.2             Seal.  The corporate seal shall have the name of the corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

Section 7.3             Waiver of Notice of Meetings of Stockholders. Directors and Committees.  Any waiver of notice, given by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any waiver of notice.

Section 7.4             Interested Directors Quorum.  No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for the reason, or solely because the director or officer is present at or participating in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (1) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even thought the disinterested directors be less than a quorum; or (2) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the corporation as to the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Section 7.5             Form of Records.  Any records maintained by the corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time.

Section 7.6             Amendment of By-Laws.  Those By-Laws may be altered or repealed, and new by-laws made, by the Board of Directors and stockholder in accordance with ARTICLE VIII and XIV of the Certificate of Incorporation.